Exhibit 99.1

Investor Update
Investor Update: January 28, 2010
This investor update provides JetBlue’s investor guidance for the first quarter ending March 31, 2010 and full year 2010.
Recent Announcements
JetBlue has recently announced service between the following new city pairs:

City Pair	Frequency	Start Date
New York, NY (JFK) — Punta Cana, Dominican Republic*	1x Daily	May 6, 2010
Boston, MA — Punta Cana, Dominican Republic*	Saturdays	May 8, 2010
Boston, MA — San Jose, CA	1x Daily	May 13, 2010

*	Subject to receipt of government approval
Specific details regarding frequency and start dates can be found on JetBlue’s web site, www.jetblue.com.
JetBlue announced it will defer 16 EMBRAER 190 aircraft originally scheduled for delivery between 2012 through 2016 to 2017 and 2018. JetBlue also expects to take delivery of four EMBRAER 190 aircraft in 2010. JetBlue’s modified EMBRAER 190 firm aircraft delivery schedule is as follows:**

Annual Deliveries	2010	2011	2012	2013	2014	2015	2016	2017	2018
Previous Firm E190 Deliveries	—	4	13	12	12	9	10	—	—
Revised Firm E190 Deliveries	4	5	6	7	7	7	8	8	8
Net Change	4	1	(7)	(5)	(5)	(2)	(2)	8	8

**	JetBlue has the right to cancel five firm E190 deliveries in 2012 or later, provided no more than two deliveries are canceled in any year.
Capacity
First quarter 2010 available seat miles (ASMs) are estimated to increase 6% to 8% year-over-year. Full year 2010 ASMs are estimated to increase 5% to 7% year-over-year.
JetBlue estimates the following distribution as a percentage of total ASMs by aircraft type:

First Quarter 2010		Full Year 2010
A320	E190	A320	E190
86%	14%	86%	14%
Average stage length is projected to be approximately 1,099 miles during the first quarter of 2010 versus 1,064 miles during the same prior year period and approximately 1,097 miles for the full year 2010 versus 1,076 miles for the full year 2009.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Operational Outlook

Year-Over-Year Percentage Change
	First Quarter	Full Year
(Per ASM)	2010	2010
Revenue
Passenger Unit Revenue (PRASM)	(1%) - 2%	5% - 8%
Operating Unit Revenue (RASM)	(1%) - 2%	5% - 8%
Operating Expense
Unit Operating Expense (CASM)	7% - 9%	5% - 7%
Unit Operating Expense Excluding Fuel (Ex-Fuel CASM)	6% - 8%	3% - 5%

	First Quarter	Full Year
	2010	2010
Fuel Expense
Estimated Consumption (gallons)	119 million	492 million
Estimated Fuel Price per Gallon, Net of Hedges*	$2.18	$2.26

*	Includes fuel taxes
During the fourth quarter 2009, JetBlue reclassified fuel taxes from other operating expenses to fuel expense. Unit operating expenses excluding fuel and including the effects of this reclassification were 6.25 cents, 6.02 cents and 6.36 cents for the first, second and third quarters of 2009, respectively.
JetBlue estimates total Other Income (Expense) to be between $45 and $50 million in the first quarter and between $170 and $180 million for the full year. JetBlue expects an annual effective tax rate of approximately 41%. However, the actual tax rate in both first quarter and full year 2010 could differ due to the non-deductibility of certain items for tax purposes.
Fuel Hedges
As of January 22, 2010 JetBlue’s advanced fuel derivative contracts for the next 12 months are as follows:

		Estimated Percentage
	Gallons	of Consumption	Price
1Q10	76 million	64%	• 5% in heat collars with average cap at $2.00/gal and average put at $1.60/gal
			• 15% in crude call options with average cap at $84/bbl
			• 44% in USGC jet fuel swaps at an average of $1.97/gal
2Q10	52 million	42%	• 5% in heat collars with average cap at $2.06/gal and average put at $1.66/gal
			• 18% in crude call options with average cap at $86/bbl
			• 19% in USGC jet fuel swaps at an average of $2.09/gal
3Q10	46 million	36%	• 14% in heat collars with average cap at $2.30/gal and average put at $1.90/gal
			• 18% in crude call options with average cap at $89/bbl
			• 4% in USGC jet fuel swaps at an average of $2.12/gal
4Q10	46 million	38%	• 14% in heat collars with average cap at $2.38/gal and average put at $1.98/gal
			• 19% in crude call options with average cap at $90/bbl
			• 5% in USGC jet fuel swaps at an average of $2.16/gal
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
Aircraft Delivery Schedule
As of December 31, 2009 JetBlue’s fleet was comprised of 110 Airbus A320 aircraft and 41 EMBRAER 190 aircraft. 115 aircraft were on order, scheduled for delivery through 2018, with options to acquire 89 additional aircraft.

	Airbus A320			EMBRAER 190
		Committed Financing			Committed Financing
	Aircraft	Mortgage	Lease	Aircraft	Mortgage	Lease
1Q10	—	—	—	—	—	—
2Q10	—	—	—	2	2	—
3Q10	—	—	—	1	1	—
4Q10	—	—	—	1	1	—

Total at Year End*	110	86	24	45	14	31

*	JetBlue leased two of its owned EMBRAER 190 aircraft in 2008, which are not included in the table above.
Capital Expenditures
(In millions)

First Quarter 2010		Full Year 2010
Aircraft	Non-aircraft	Aircraft	Non-aircraft
$35	$40	$250	$145
Share Count
Share count estimates for calculating basic and diluted earnings per share are as follows:

	First Quarter 2010
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero - $11 million	274.0	276.9	—
$11 million - $15 million	274.0	304.4	$1
$15 million or greater	274.0	345.5	$3

	Full Year 2010
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income Range	(in millions)	(in millions)	(in millions)**
Zero - $42 million	275.1	278.7	—
$42 million - $57 million	275.1	306.1	$4
$57 million or greater	275.1	347.3	$12

**	Net of taxes
These share count estimates assume 20% annual stock price appreciation and are based on several other assumptions. The number of shares used in JetBlue’s actual earnings per share will likely be different than those stated above.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com

Investor Update
This investor update contains statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines’ financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s 2008 Annual Report on Form 10-K as updated by our Current Reports on Form 8-K filed on June 1, 2009 and August 26, 2009, and Quarterly Reports on Form 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this investor update.
JetBlue Airways Investor Relations • (718) 709-2202 • ir@jetblue.com